Case Reference No:
543

DEED OF CHARGE OVER CREDIT BALANCES
BY A CHARGOR FOR THIRD PARTY LIABILITIES
(If executed by a Company this Deed of Charge requires registration at Companies House within 21 days after its creation).

To       Barclays Bank PLC

1.
In consideration of your giving or continuing to give time, credit and/or banking facilities and accommodation to the party or parties named in Schedule 1 hereto, (“the Principal” which expression includes, where applicable, each or any of such parties) I/we, whose names and addresses (or, in the case of companies, whose names and registered offices) are set out in Schedule 2 hereto hereby:

(a)
guarantee the payment or discharge to you and undertake that I/we will on demand in writing made on me/us pay or discharge to you all money and liabilities now or at any time hereafter due, owing or incurred to you by the Principal in whatsoever manner and whether actually or contingently and whether alone or together with any other person, whether as principal or surety and in whatsoever name or style, together with all interest, discount, commission, fees and all other costs, charges and expenses for which the Principal may be or become liable to you (collectively the “Secured Sums”);

(b)
with full title guarantee charge to you by way of fixed charge all sums of money specified in Schedule 3 hereto (the “Deposit(s)” which expression includes all or any part of the money payable pursuant to such deposit(s) and the debt(s) represented thereby), together with all interest from time to time accruing thereon, as security for the payment or discharge to you of the Secured Sums;

Provided that the total amount recoverable under the guarantee and charge contained in paragraphs (a) and (b) above shall not exceed the amount of the Deposit(s) together with all interest for the time being accrued thereon.

2.	I/we hereby assign to you for the purposes of and to give effect to this security my/our right to require you to repay to me/us the Deposit(s) and to pay interest thereon to me/us.

3.
I/we agree that during the currency of this security and notwithstanding any term (express or implied) pursuant to which any of the Deposit(s) is or may be deposited with you or paid to you or held by you, such Deposit(s) shall only be repayable upon written request or demand and I/we shall not be entitled to make any request or demand upon you for repayment of such Deposit(s) or for payment of interest thereon, unless you shall first have agreed to release this security insofar as it concerns such Deposit(s). Any repayment(s) permitted by you shall not be deemed to be a release of this security over any other money or interest then or at any time thereafter forming part of the Deposit(s) or interest accrued thereon. It is hereby expressly agreed that the terms of this security shall override the terms applicable to the Deposit(s).

4.
(a)You may at any time hereafter enforce this security, without notice to me/us and without any further or other consent from me/us, by applying or transferring as you think fit all or part of any money or interest subject to this security at any time or times (whether on or before or after the expiry of any fixed or minimum period for which such money may have been deposited) in or towards satisfaction of all or such part of the Secured Sums as you may determine.

(b)
You are hereby irrevocably empowered and authorised as my/our attorney in my/our name at my/our expense to execute such documents and give such instructions as may be required to give effect hereto, including (without limitation) instructions for the withdrawal of any sums which you may have placed upon my/our behalf with any third party and for the use of any money or interest subject to this security to purchase any currency or currencies required to effect such application.

(c)
You shall not be liable for any loss sustained by me/us in consequence of the exercise of your rights hereunder, including (without limitation) any loss of interest caused by the determination before maturity of any Deposit(s) or by the fluctuation in any exchange rate at which currency may be bought or sold by you.

5.
This security shall be in addition to and shall not prejudice or be prejudiced by any rights of set-off, combination, lien or other rights exercisable by you as bankers against the Principal or by any securities, guarantees, indemnities and/or negotiable instruments now or hereafter held by you.  This security may be enforced without your first taking any steps or proceedings against the Principal or having recourse to any such securities, guarantees, indemnities or negotiable instruments.

6.
My/our liability hereunder shall not be avoided, invalidated or impaired by reason of the invalidity, unenforceability or impairment of any security, guarantee, indemnity and/or negotiable instrument given by any co-surety.

7.
This security shall be a continuing security notwithstanding any intermediate payments or settlement of accounts or other matters whatsoever.  You shall be at liberty, from time to time and at any time, without thereby affecting your rights under this security to grant, vary, renew, increase, determine or refuse credit, facilities or accommodation to the Principal or to compound with or give time for payment or any other indulgence to the Principal or any co-surety or any other person, or to make any arrangement, compromise or settlement with any of them, or to take, hold modify, exchange, release, abstain from perfecting or enforcing any security, guarantee, indemnity, negotiable instrument or other contract or to discharge any parties thereto, or to realise any securities in such manner as you may think fit, or to make any concession or do or omit or neglect to do anything whatsoever which, but for this provision, might operate to exonerate or discharge me/us from any of my/our obligations hereunder (except for a specific written release given by you of such obligations).

8.
As a separate and independent stipulation, I/we agree that all Secured Sums which may not be recoverable from the Principal by reason of any legal limitation, disability or incapacity or want of powers or irregular or improper purported exercise thereof on or of the Principal or any other fact or circumstance, whether known to you or not, shall nevertheless be recoverable from me/us as sole or principal debtor and the money and interest hereby charged shall stand as primary and not collateral security to you for the payment of all such Secured Sums.

9.
For so long as any Secured Sum remain unpaid, I/we shall not take any steps to enforce any right or claim against the Principal in respect of any money charged by me/us to you hereunder, nor shall I/we be entitled to share in or take the benefit of any security held by you or any dividends, compositions or money recoverable by you from the Principal or any other person, nor shall I/we be entitled to take or enforce any security against the Principal or any co-surety in competition with or in priority to you, nor shall I/we exercise any other right or remedy which may accrue to me/us in respect of any such money charged by me/us to you.

10.
In the event of the insolvency of the Principal, all Secured Sums (including any liability to pay interest) shall be deemed for the purposes of this security to continue due, owing and accruing and all Secured Sums shall be deemed to continue outstanding until actually paid and satisfied in full as if insolvency of the Principal had not occurred.  You shall be at liberty, notwithstanding payment to you by me/us or any other person of the whole or any part of the Secured Sums or any release, settlement, discharge or arrangement made or given by you, to rank as a creditor and prove against the Principal’s estate or in the Principal’s liquidation for the full amount of your claim, and you may receive and retain the whole of the dividends to the exclusion of my/our rights (if any) in competition with you until your claim against the Principal is fully satisfied.

11.	(a)	The continuing nature of this security shall not be determined or affected by notice to you of my/our death or mental incapacity.

(b)
Insofar only as the liabilities of the Principal are concerned, the continuing nature of this security may be determined at the expiration of three calendar months after the receipt by you from me/us of notice in writing to determine it in which event the amount hereby secured in respect of such liabilities shall on the expiration of such notice be crystallised except as regards unascertained or contingent liabilities and additional sums for interest, costs and expenses.

12.
If the Principal is a partnership, unincorporated body, association, committee, trustees or debtors on joint account, this security shall remain effective notwithstanding any change in their composition, name or style, and shall continue to secure all money and liabilities due, owing or incurred to you by the person or persons from time to time constituting such partnership, unincorporated body, association, committee, trustees or debtors.

13.
Any settlement or discharge between you and me/us in respect of the Secured Sums shall be subject to the condition that no security or payment to you by me/us or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to insolvency or otherwise.  If any such security or payment shall be so avoided or reduced, you shall nevertheless be entitled to recover the value or amount thereof subsequently from me/us and to exercise your rights under this security as if such settlement or discharge had not been effected.

14.
I/we shall not assign, transfer, charge or otherwise alienate, deal with or encumber any or all of the money or interest subject to this security or my/our right, title or interest therein, or agree so to do.

15.
For the avoidance of doubt, I/we agree that this security is to operate by way of security only in favour of you and that no release of any indebtedness existing now or in the future from you to me/us is intended or effected by this security.

16.
Without prejudice to your foregoing rights and as a separate and independent stipulation, I/we agree that you may at any time or times without notice to me/us combine or consolidate any or all sums of money (or part(s) thereof) now standing or hereafter from time to time standing to my/our credit upon current account, deposit account or any other account or otherwise in whatever currency in any part of the world (whether opened with you or opened by you on my/our behalf with some third party and whether opened in my/our name or in your name or otherwise) with all or such part of the Secured Sums as you may determine (whether presently payable or not).

17.
Where this security is signed by or on behalf of two or more persons, the obligations and liabilities of such persons under it shall be joint and several.  In this security the expression “this security” shall be construed as including each charge, guarantee, right of set-off and other agreement or stipulation contained herein, and the singular shall include the plural and vice versa.

18.
In the event of any of the undersigned or the Principal (if a company) passing a resolution to wind up or having a petition presented for its administration or winding up or sending out notices to its creditors pursuant to Section 98 of the Insolvency Act 1986 (or any other statutory provision of similar effect) or a receiver being appointed over any of its undertaking, property or assets, or any of the undersigned or the Principal (if an individual) having a bankruptcy petition presented against him, then I/we shall be and become immediately liable without demand by you to pay or discharge all Secured Sums undertaken by me/us under Clause 1 above to be paid or discharged and you shall thereupon be entitled without giving any notice to me/us to debit any of my/our accounts with you with the amount of such liability and to enforce all or any of your rights and remedies (whether under this security or otherwise).

IN WITNESS whereof these presents were executed as a deed this
day of                                                      20

SCHEDULE 1
(the Principal)

Full Name(s)	Address(es) (Registered Office if a Company)
FLAGSTONE RÉASSURANCE SUISSE SA (company number CH-621.3.007.041-9)	1, rue du Collège, CH-1920 Martigny, Switzerland

SCHEDULE 2
(the Chargor(s))

Full Name(s)	Address(es) (Registered Office if a Company)
FLAGSTONE CAPITAL MANAGEMENT LUXEMBOURG SICAF-FIS (company number B141.810)	37, Val St André, L-1128 Luxembourg

SCHEDULE 3
PART 1
Definition of the Deposit(s)

*In this security the expression “Deposit(s)” means all sums of money in any currency:

(a)
deposited or paid by me/us now or at any time hereafter to the credit of the account(s) (if any) with you specified in Part 2 of this Schedule 3 and/or (where the context permits) any additional and/or substitute account(s) hereafter opened with you for the deposit or holding of all or part of the money or interest subject to this security; and

(b)	deposited or paid by me/us with or to you or held by you on my/our behalf pursuant to the deposit contract(s) (if any), short particulars of which are given in Part 3 of this Schedule 3; and

(c)
deposited or paid by me/us with or to you or held by you on my/our behalf (whether in an account or otherwise) now or at any time during the currency of this security, unless you agree in writing before such deposit or payment is made that it shall not be subject to this security (provided that this paragraph shall not extend to any money in any current account); and

(d)	representing the renewal or replacement of or for any sums deposited or paid or held as set out in the foregoing paragraphs;

and, in each case, whether such money has been deposited or paid (if the undersigned are more than one) on behalf of all of us or any of us jointly with another or others of us and whether any such account is opened in the name of all or any of us or in your name or otherwise.

*(Delete any of the foregoing paragraphs if it is inapplicable and initial against this alteration).

PART 2
Details of Charged Account(s)

1) Sterling, sort code 200000 and account number 03493083;
2) US Dollars, sort code 200000 and account number 79768933;
3) Australian Dollars, sort code 200000 and account number 48314433; and
4) euro, sort code 200000 and account number 48314444

PART 3
Details of Charged Deposit Contract(s)

Extranet – September 2009	[Missing Graphic Reference]

HWARNING H
This security covers the liabilities of somebody else.  If they do not repay, you may lose some or all of the money charged. You are STRONGLY RECOMMENDED to seek independent legal advice before signing.

SIGNED as a deed by the above named

In the presence of
SIGNATURE OF WITNESS
NAME OF WITNESS
ADDRESS

OCCUPATION

SIGNED as a deed by the above named

In the presence of
SIGNATURE OF WITNESS
NAME OF WITNESS
ADDRESS

OCCUPATION

Executed as a deed by       FLAGSTONE CAPITAL MANAGEMENT LUXEMBOURG SICAF-FIS

__________________________________Director                                                                                     _________________________________Witness
          (if sole signatory only)

__________________________________Director/Secretary

Company’s Registered Number B 141.810

The following parties acknowledge receipt of a copy of this legal charge